Exhibit 99.1

Harley-Davidson Motorcycle Trust 2005-3

Annual Servicer Statement

As of December 31, 2005

	A-1 Notes	A-1 Notes	A-2 Notes	A-2 Notes	B Notes	B Notes	Ending	Servicer	Trustee
Distribution	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Principal	Fees	Fees
Date	Principal **	Interest-4.30%	Principal	Interest-4.41%	Principal **	Interest-4.60%	Balance	1.00%	0.00185%	Shortfalls

January-05	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
February-05	—	—	—	—	—	—	—	—	—	—
March-05	—	—	—	—	—	—	—	—	—	—
April-05	—	—	—	—	—	—	—	—	—	—
May-05	—	—	—	—	—	—	—	—	—	—
June-05	—	—	—	—	—	—	—	—	—	—
July-05	—	—	—	—	—	—	—	—	—
August-05	—	—	—	—	—	—	—	—	—	—
September-05	7,520,787.08	720,250.00	—	392,986.13	—	65,415.83	642,479,212.92	390,009.67	1,002.08	—
October-05	15,447,928.72	1,413,550.51	—	785,972.25	—	130,831.67	627,031,284.20	383,742.35	990.49	—
November-05	17,212,326.93	1,358,195.44	—	785,972.25	—	130,831.67	609,818,957.27	522,526.07	966.67	—
December-05	15,764,177.93	1,296,517.93	—	785,972.25	—	130,831.67	594,054,779.34	508,182.46	940.14	—

Totals	$55,945,220.66	$4,788,513.88	$—	$2,750,902.88	$—	$457,910.84		$1,804,460.55	$3,899.38	$—

** Principal payments are allocated first to Class A-1 Notes until paid in full, second to the Class A-2 Notes until paid in full,  and third to the Class B Notes until paid in full.